EXHIBIT 10.1

Stock Exchange for Principle Debt and Forgiveness of Interest

Agreement with CMKXTREME and UAJC 2005 Irrevocable Trust dated November 26, 2005

STOCK EXCHANGE FOR PRINCIPLE DEBT AND FORGIVENESS OF

INTEREST AGREEMENT

Urban Casavant, as the duly authorized representative for both CMKXTREME promissory note dated September 23, 2004 and UAJC 2005 Irrevocable Trust promissory note dated April 11, 2005, (jointly referred to as Urban Casavant) have negotiated in good faith with Crystalix Group International, Inc. (CGI) to convert promissory notes due CMKXTREME and UAJC by CGI into common shares of CGI stock.

Urban Casavant agrees that:

1.	All interest accrued on all notes due him will be forgiven.
2.

All principle on all notes will be forgiven in exchange for 47,000,000 common shares of CGI stock, which shares as allowed by the S.E.C. and as determined by the transfer agent, will be free trading by the 144 Rule as of the anniversary date of money invested as per the Agreements signed September 23, 2004 and April 11, 2005.

3.	Both the CMKXTREME and UAJC Trust notes due by CGI will be considered paid in full as of the date this agreement is signed.

Crystalix Group International agrees that:

1.	Upon signing of this document, they will immediately begin the process to issue the shares in a name designated by Urban Casavant.
2.	All notes currently due by CGI to all parties are being converted in the same manner as the notes represented by Urban Casavant and in the amounts disclosed to all parties involved.

/s/ Doug Lee	11/26/05
Doug Lee, President	Date
Crystalix Group International, Inc.

/s/ Urban Casavant	Nov 26/05
Urban Casavant	Date
CMKXTREME

/s/ Urban Casavant	Nov 26/05
Urban Casavant	Date
UAJC 2005 Irrevocable Trust